UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2013

Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information included in Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 1, 2013, Peninsula Gaming, LLC, a Delaware limited liability company (“PGL”) and a wholly-owned subsidiary of Boyd Gaming Corporation (the “Company”), entered into the First Amendment to Credit Agreement (the “Amendment”), among PGL, certain financial institutions and Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, “Administrative Agent”) for the lenders. The Amendment amends certain terms of the Credit Agreement dated as of November 14, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PGL, the lenders from time to time party thereto, the Administrative Agent, and Bank of America, as Collateral Agent, Swing Line Lender and L/C Issuer.

Among other things, the Amendment: (i) decreases the applicable margin with respect to the Term B Facility to 3.25% in the case of Eurodollar Rate Loans and 2.25% in the case of Base Rate Loans, (ii) reduces the minimum Eurodollar Rate with respect to the Term B Facility to 1.00% per annum, (iii) requires PGL to pay a premium of 1.00% of the principal amount prepaid for full or partial repayments of Term B Loans through the issuance of indebtedness having a lower interest rate than described in clause (i) above during the period of six calendar months after the effective date of the Amendment and requires payment of an amendment fee of 1.00% during such period payable to lenders who consent to any such reduced interest rate, (iv) extends the deadline for delivery of year-end reports to 90 days after the end of each fiscal year of PGL, (v) clarifies the definition of Consolidated Adjusted EBITDA with respect to management fees and (vi) allows quarterly amortization installments to be paid prior to the last day of the applicable quarter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated into this Current Report by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 1, 2013, the Company issued a notice of its election to redeem, in full, its outstanding 6.75% Senior Subordinated Notes due 2014 (the “Notes”) on May 30, 2013. The redemption will be effected pursuant to the provisions of the Indenture, dated as of April 15, 2004 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which governs the Notes. The Indenture is incorporated herein by reference to Exhibit 4.8 of the Company's Registration Statement on Form S-4 that was filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2004. The Trustee will act as paying agent with respect to the redemption of the Notes.

The Notes will be redeemed at a redemption price of 100.000% of their principal amount plus accrued and unpaid interest to the redemption date, May 30, 2013. As of April 30, 2013, there was approximately $65.7 million in aggregate principal amount of the Notes outstanding. From and after May 30, 2013, interest on the 6.75% Senior Subordinated Notes shall cease to accrue.

A press release issued by the Company announcing that it has called the redemption of the Notes is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Credit Agreement, dated May 1, 2013, among PGL, certain financial institutions and Bank of America, N.A., as administrative agent for the Lenders.
99.1	Press Release, dated May 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	BOYD GAMING CORPORATION
/s/ Anthony D. McDuffie
Anthony D. McDuffie
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Credit Agreement, dated May 1, 2013, among PGL, certain financial institutions and Bank of America, N.A., as administrative agent for the Lenders.
99.1	Press Release, dated May 1, 2013.

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